UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2005
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 14, 2005, Pike Electric Corporation (“Pike Electric”) issued a press release to report its financial results for the fiscal fourth quarter and year ended June 30, 2005 and certain other information. Following the issuance of this press release, Pike Electric hosted a conference call and webcast in which these financial results and other information were discussed. During this conference call, Pike Electric discussed certain non-GAAP financial information (including Adjusted EBITDA for the fourth quarter and year ended June 30, 2005) that was not included in the press release. This non-GAAP financial information is summarized on Exhibit 99.1 which is attached hereto and incorporated herein by reference.
“Adjusted EBITDA” represents net income before interest, taxes, depreciation, amortization and loss from discontinued operations, net of taxes, as adjusted for other unusual and/or non-recurring charges. The majority of these unusual and/or non-recurring charges relate to Pike Electric’s acquisition of Red Simpson or its 2004 recapitalization. The charges are described in more detail in Exhibit 99.1 attached hereto. Adjusted EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined under U.S. generally accepted accounting principles, or GAAP.
Pike Electric uses EBITDA to facilitate operating performance comparisons from period to period. Pike Electric believes EBITDA from continuing operations (i.e., net income before interest, taxes, depreciation, amortization and loss from discontinued operations, net of taxes) facilitates company to company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. Pike Electric further believes that EBITDA from continuing operations is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results. Pike Electric uses Adjusted EBITDA (i.e., EBITDA from continuing operations as further adjusted by unusual and/or non-recurring items) as a supplemental measure to assess performance because it excludes unusual and/or nonrecurring charges that are included in EBITDA. Pike Electric presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful measure for investors to analyze disclosures of its operating results on the same basis as that used by its management. Adjusted EBITDA is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation. Further, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it either in isolation or as a substitute for analyzing Pike Electric’s results as reported under GAAP. Because of these limitations, Adjusted EBITDA should not be considered as the primary measure of Pike Electric’s operating performance or as a measure of discretionary cash available to it to invest in the growth of its business.
During the September 14, 2005 conference call, Pike Electric inadvertently stated that Adjusted EBITDA for the year ended June 30, 2005 was $146.9 million. Actual Adjusted EBITDA for the year ended June 30, 2005 was $125.2 million. All other financial information discussed during the call was correct.

Exhibit 99.1 attached hereto and incorporated herein by reference is a reconciliation of Adjusted EBITDA to net income (loss) (the most directly comparable GAAP performance measure) for Pike Electric’s fourth quarters and years ended June 30, 2004 and 2005, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Schedule reconciling net income (loss) to Adjusted EBITDA for Pike Electric’s fourth quarters and years ended June 30, 2004 and 2005, respectively.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: September 15, 2005	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Schedule reconciling net income (loss) to Adjusted EBITDA for Pike Electric’s fourth quarters and years ended June 30, 2004 and 2005, respectively.